UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 3, 2017

APOLLO MEDICAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37392	46-3837784
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

700 N. Brand Blvd., Suite 1400, Glendale, CA 91203

(Address of principal executive offices) (zip code)

(818) 396-8050

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Precommencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Precommencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

As previously reported, on December 21, 2016, Apollo Medical Holdings, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) among the Company, Apollo Acquisition Corp., a California corporation and wholly-owned subsidiary of the Company (“Merger Subsidiary”), Network Medical Management, Inc., a California corporation (“NMM”), and Kenneth Sim, M.D., not individually but in his capacity as the representative of the shareholders of NMM (the “Shareholders’ Representative”).

As previously reported under Item 1.01 in the Current Report on Form 8-K filed on December 22, 2016, pursuant to Section 3.14 of the Merger Agreement, on January 3, 2017 NMM provided a loan to the Company in the principal amount of Five Million Dollars ($5,000,000), which is evidenced by a Promissory Note (the “Promissory Note”).

The Promissory Note has a term of two (2) years, with the Company’s payment obligations commencing on February 1, 2017 and continuing on a quarterly basis thereafter until January 2019 (the “Maturity Date”). Under the terms of the Promissory Note, the Company must pay NMM interest on the principal balance outstanding at the Prime Rate plus one percent (1%). As used in the Promissory Note, “Prime Rate” means the prime rate of interest for commercial customers as publicly or privately announced from time to time by Bank of America.

All outstanding principal and accrued but unpaid interest under the Promissory Note is due and payable in full on the Maturity Date. The Company may voluntarily prepay the outstanding principal and interest in whole or in part without penalty or premium.

Under the Promissory Note, upon the occurrence of any Event of Default (as such term is defined in the Promissory Note), the unpaid principal amount of, and all accrued but unpaid interest on, the Promissory Note will become due and payable immediately at the option of NMM. In such event, NMM may, at its option, declare the entire unpaid balance of the Promissory Note, together with all accrued interest, applicable fees, and costs and charges, including costs of collection, if any, to be immediately due and payable in cash.

The foregoing description of the Promissory Note does not purport to be complete and is qualified in its entirety by reference to the complete text of the Promissory Note, a copy of which is filed herewith as Exhibit 99.1 and which is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Promissory Note dated as of January 3, 2017 between Apollo Medical Holdings, Inc. and Network Medical Management, Inc.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOLLO MEDICAL HOLDINGS, INC.

Dated: February 13, 2017	By:	/s/ Warren Hosseinion
	Name:	Warren Hosseinion
	Title:	Chief Executive Officer